UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FIRST BANCORP
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341 North Main Street
Troy, North Carolina 27371-0508
Telephone (910) 576-6171

Notice of Special Meeting of Shareholders
To Be Held Friday, December 19, 2008

To Our Shareholders:

A special meeting of shareholders of First Bancorp (the “Company”) will be held at the James H. Garner Conference Center, 211 Burnette Street, Troy, North Carolina (see map on outside back cover) on Friday, December 19, 2008 at 10:00 a.m. local time, for the purpose of considering and acting on the following matters:

1.	A proposal to amend the articles of incorporation of the Company to authorize 5,000,000 shares of a new class of preferred stock, no par value.

2.	Such other business as may properly come before the meeting, or any adjournment thereof.

Only shareholders of record as of the close of business on November 7, 2008 are entitled to notice of and to vote at the special meeting and any adjournment thereof.

Whether or not you expect to be present at the meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope.  If you attend the meeting, your proxy will be returned to you upon request.  You may also vote by telephone or on the Internet, as described in the proxy statement and on the proxy card.

Please note that the attached form of proxy requests you to indicate whether you plan to attend the special meeting.  For planning purposes, we would appreciate your response to this question. If you initially indicate that you are not planning to attend and later want to, or do not indicate one way or the other, you are still welcome and invited to attend the meeting.

The proxy statement accompanying this notice sets forth additional information concerning the proposal to be considered at the special meeting.  You are urged to study this information carefully.

By Order of the Board of Directors

Anna G. Hollers
Secretary

November 21, 2008

First Bancorp
341 North Main Street
Troy, North Carolina 27371-0508
Telephone (910) 576-6171

PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished to the shareholders of First Bancorp (sometimes referred to herein as the “Company”) in connection with the solicitation of proxies by the Company for use at the special meeting of shareholders of the Company to be held on Friday, December 19, 2008 at 10:00 a.m. local time, at the James H. Garner Conference Center, 211 Burnette Street, Troy, North Carolina (see map on outside back cover), and at any adjournment thereof.  Action will be taken at the special meeting on the item described in this proxy statement and on any other business that properly comes before the meeting.  This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about November 24, 2008.

The accompanying proxy is for use at the special meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy.  Most shareholders have a choice of voting by completing the enclosed proxy card and mailing it in the postage-paid envelope provided, voting over the Internet or using a toll-free number.  Each shareholder should refer to the proxy card or the information forwarded by the shareholder’s bank, broker or other holder of record to see which voting options are available.  Shareholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the shareholder is responsible.  The Internet and telephone voting facilities for eligible shareholders of record will close at 3:00 a.m. Eastern Daylight Time on December 19, 2008.  Specific instructions to be followed by any shareholder interested in voting via the Internet or telephone are shown on the enclosed proxy card.  The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.  In the event that the proxy card does not reference Internet or telephone voting information because the recipient is not the registered owner of the shares, the proxy card must be completed and returned in the self-addressed, postage-paid envelope provided.

Any shareholder giving a proxy may revoke it at any time before a vote is taken by (i) duly executing a proxy bearing a later date; (ii) executing a notice of revocation in a written instrument filed with the secretary of the Company; or (iii) appearing at the meeting and notifying the secretary of the intention to vote in person.  Unless a contrary choice is specified, all shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as set forth in this proxy statement.  In addition, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting, which may include a motion to adjourn the meeting to a later time if a quorum is not present.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is necessary to constitute a quorum at the special meeting.  If a quorum is not present or represented at the meeting, the shareholders present and entitled to vote have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.  All shares represented by properly executed proxies returned to the Company, including those on which no voting instructions are indicated (including broker non-votes) and those on which shareholders have abstained from voting, will be counted as present for purposes of determining if a quorum is present.

We will bear the entire cost of preparing this proxy statement and of soliciting proxies.  Proxies may be solicited by our employees, either personally, by special letter, or by telephone, but they will not receive additional compensation for doing so.  We have retained the services of The Altman Group, Inc. to assist us in the solicitation of proxies from banks, brokers, nominees and intermediaries.  We estimate that we will pay this firm a fee of approximately $8,500 for their services.  We also will request brokers and others to send solicitation material to beneficial owners of stock and will reimburse their costs for this purpose.

Only shareholders of record as of the close of business on November 7, 2008 will be entitled to vote at the meeting or any adjournment thereof.  At such time, there were 16,546,964 shares of common stock issued and outstanding.  Shareholders are entitled to one vote for each share of common stock held.

PROPOSAL TO CREATE A NEW CLASS OF PREFERRED STOCK

Under our articles of incorporation as currently in effect, we do not have authority to issue preferred stock.  Our board of directors has adopted, and recommended that our shareholders approve, an amendment to our articles of incorporation to authorize 5,000,000 shares of preferred stock, no par value.  If this amendment is approved by our shareholders, the first sentence of Article IV of our articles of incorporation will be amended by adding in substance the following language at the end of that sentence: “and five million (5,000,000) shares of preferred stock with no par value, which shares of preferred stock shall be established by the Board of Directors of the corporation as provided herein in one or more classes or series within a class.”  Also, the following language in substance will be added immediately after the first sentence of Article IV:

“The Board of Directors is expressly authorized to establish one or more classes of preferred stock, or one or more series within a class of preferred stock, by fixing and determining the preferences, limitations and relative rights (within the limits of Chapter 55 of the North Carolina Business Corporation Act), including dividend, liquidation, conversion, voting, redemption and other rights, preferences and limitations of the class or series of shares so established, as shall be stated and expressed in the resolution establishing such class or series and providing for the issuance thereof adopted by the Board of Directors pursuant to the authority to do so that is hereby expressly vested in it, including, without limiting the generality of the foregoing, the following:

(a)           the designation of such class or series;

(b)           the dividend rate, if any, thereof, the conditions and dates upon which such dividends shall be payable, the preference or relation of such dividends to dividends payable on any other class or classes of capital stock of the corporation or series within a class, and whether such dividends shall be cumulative or noncumulative;

(c)           whether the shares of such class or series shall be subject to redemption by the corporation, and, if made subject to such redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption;

(d)           the terms and amount of any sinking or similar fund provided for the purchase or redemption of the shares of such class or series;

(e)           providing that the shares of such class or series may be convertible into or exchangeable for shares of capital stock or other securities of the corporation or of any other corporation and the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(f)           the extent, if any, to which the holders of the shares of such class or series shall be entitled to vote as a class, series or otherwise with respect to the election of directors or otherwise;

(g)           the restrictions and conditions, if any, upon the issue or reissue of any additional preferred stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

(h)           the rights of the holders of the shares of such class or series upon the dissolution of, or upon the distribution of assets of, the corporation, which rights may be different in the case of voluntary dissolution than in the case of involuntary dissolution; and

(i)           any other preferences, limitations or relative rights of shares of such class or series consistent with this Article IV and applicable law.”

We believe it advisable and in our best interests to have the flexibility to issue preferred shares in the future to raise capital and for other corporate purposes, which could include acquisitions.  The preferred shares will be shares for which the preferences, limitations and relative rights, including voting rights, are determined by our board of directors from time to time without the necessity of obtaining shareholder approval.  Having preferred shares available for issuance will enable us to respond promptly to market conditions and other opportunities without incurring the delay and expense associated with calling a shareholders’ meeting to approve a contemplated stock issuance.  As such, if our shareholders vote in favor of this proposed amendment, our board of directors will have the power to issue preferred shares from time to time without further action by our shareholders, except as may be required by applicable law or the requirements of any market on which our shares are then traded.  Other than the possibility of participating in the Capital Purchase Program recently announced by the U.S. Department of the Treasury as described below under “Capital Purchase Program,” we have no plans, agreements or understandings with anyone to issue shares of our preferred stock.

Although our board of directors has no present intention of doing so, we may issue preferred shares that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or other means.  When in the judgment of our board of directors this action will be in the best interests of our shareholders and the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of our company.  Such shares could be privately placed with purchasers aligned with our board of directors in opposing such action.  In addition, our board of directors could authorize holders of a class or series of preferred shares to vote either separately as a class or with the holders of our common stock on any merger, share exchange, sale or exchange of assets or other extraordinary corporate transaction.  The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts.  The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of our company.

Under North Carolina law, our shareholders do not have the right to dissent and obtain payment for the “fair value” of their shares in connection with this proposed amendment to our articles of incorporation.  Moreover, if this amendment is approved, our shareholders will not have the right to dissent and obtain payment for the “fair value” of their shares in connection with any issuance of shares of preferred stock subsequently authorized by our board of directors.

The proposal to amend our articles of incorporation to authorize 5,000,000 shares of preferred stock will be approved if the number of votes cast in favor of the proposed amendment exceed the number of votes cast opposing the proposed amendment.  Abstentions and broker non-votes, as well as the failure to return a signed proxy card, will not be counted as a vote for or against the proposed amendment and will not affect voting on this proposal, assuming that a quorum is present.  Our board of directors has unanimously recommended that you vote “FOR” this proposal.  Unless indicated to the contrary on your proxy card, we will vote any properly submitted proxies “FOR” this proposed amendment to the articles of incorporation.

Capital Purchase Program

The United States government recently enacted the Emergency Economic Stabilization Act of 2008 to attempt to restore liquidity and stability to the financial system in the United States.  Pursuant to the Act, on October 14, 2008 the United States Department of the Treasury (DOT) announced a voluntary Capital Purchase Program to encourage United States financial institutions to raise additional capital to increase the flow of financing to United States businesses and consumers and to support the United States economy in general.  Under this Program, the DOT has announced that it will purchase up to $250 billion of senior preferred shares in qualifying U.S. financial institutions, as determined by the DOT.  We are eligible to participate in this Program. Although we believe that our capital position is sound, we believe that the Program will allow us to raise additional capital on favorable terms in comparison with other available alternatives.  Accordingly, we have filed an application with the federal banking regulators to participate in the Program.  We cannot assure you that we will be selected to participate in the Program.  Moreover, if we are so selected, we are unable at this time to determine the amount of capital that will be made available to us under the Program.

To participate in the Program, an eligible financial institution must have applied with its primary banking regulator(s) on or before November 14, 2008.  Our primary banking regulators are the Board of Governors of the Federal Reserve System (FRB) and the Federal Deposit Insurance Corporation (FDIC).  The DOT, in consultation with each applicant’s primary banking regulator, will determine whether a financial institution will be permitted to participate in the Program and the amount of capital to be allocated to that financial institution.

Each financial institution selected to participate in the Program (a “participating institution”) may sell senior preferred shares to the DOT (“Program preferred shares”) in an amount not less than 1% nor more than 3% of its risk-weighted assets, as determined by the DOT.  Under these guidelines, we were permitted to apply to issue Program preferred shares generating gross proceeds to us of approximately $22 million to $65 million based on our September 30, 2008 financial statements.  We applied for the maximum amount of $65 million.

We intend to use the proceeds of any issuance of Program preferred shares to strengthen the capital position of our subsidiary bank.  By strengthening the capital position of our subsidiary bank, we believe we will be better positioned to meet the credit needs of the markets we serve, withstand any adverse effects of the current and future economic environment, and grow our business, whether it be from organic growth in our existing market area or from acquisition of other banks or branches.  If the DOT in consultation with our primary banking regulators determines to deny our application to participate in the Program or to reduce the amount of capital available to us to an amount less than we requested, we do not believe that either of these actions will have a material adverse effect on our liquidity, capital resources or results of operations.  We currently are “well capitalized” as defined under the capital requirement ratios used by our banking regulators and believe that we have sufficient capital to continue our current operations profitably.  However, we may need additional capital in the future to pursue opportunities to grow our business or to acquire other banking operations.  If we are not approved to participate in the Program, our ability to pursue these opportunities may depend on our ability to raise additional capital in the future.

The Program preferred shares constitute Tier 1 capital and:

•	rank senior to common stock,

•	for bank holding companies like us, pay cumulative compounded quarterly dividends at the rate of 5% per annum for five years and 9% per annum thereafter,

•
entitle their holder(s) to elect two directors if the participating institution fails to pay dividends on the Program preferred shares for six quarterly dividend periods, whether or not consecutive, in which event the authorized number of directors of the participating institution would automatically be increased by two pursuant to the terms of the Program preferred shares, and

•
will otherwise be non-voting, other than having class voting rights on the issuance of any shares ranking senior to the Program preferred shares, any amendment that adversely affects the terms of the Program preferred shares or any merger, exchange or similar transaction which would adversely affect the rights of the Program preferred shares.

A participating institution may not redeem Program preferred shares during the first three years after issuance except with the proceeds from one or more “qualified equity offerings” generating gross proceeds of not less than 25% of the issue price of the Program preferred shares.  A “qualified equity offering” means an offering of Tier 1 qualifying perpetual preferred stock or common stock for cash.  After the third anniversary of issuance, a participating institution may redeem Program preferred shares without limitation.  In all cases, the redemption price will be 100% of the issue price plus, for bank holding companies like us, all accrued and unpaid dividends to the date of redemption.

If the Program preferred shares are outstanding, a participating institution may not:

•
without the consent of the DOT, until the third anniversary of the date of issuance of the Program preferred shares, increase the amount of dividends paid on any shares ranking junior to the Program preferred shares, unless the DOT has transferred the Program preferred shares to third parties;

•
without the consent of the DOT, redeem any shares ranking junior to the Program preferred shares until the third anniversary of the date of issuance, other than shares repurchased in connection with any employee benefit plans, unless prior to that time the DOT has transferred the Program preferred shares to third parties, or

•	pay dividends on or redeem any shares ranking junior to the Program preferred shares, unless all accrued dividends on the Program preferred shares have been paid in full.

A participating institution also is required to issue to the DOT a 10-year warrant to acquire a number of shares of common stock having a market price equal to 15% of the original issue price of the Program preferred shares.  The warrant exercise price is based on the 20-day trailing average price for shares of common stock immediately prior to the DOT’s approval of the participating institution’s participation in the Program.  On November 17, 2008, the closing price for shares of our common stock as reported by the Nasdaq Global Select Market was $16.00 per share.  The warrant exercise price also will be subject to certain customary anti-dilution adjustments, including if the participating institution issues shares of common stock at less than 90% of their then current market value.  If the participating institution is able, prior to December 31, 2009, to raise additional capital through one or more “qualified equity offerings” generating gross proceeds of not less than 100% of the original issue price of the Program preferred shares, the number of shares covered by the warrant will be automatically reduced by 50%.  The DOT has agreed not to exercise any voting power with respect to any common shares it acquires upon exercise of the warrant.

The Program preferred shares, warrants and underlying warrant shares will be freely transferable by the DOT, and a participating institution will be required to take all steps reasonably requested to facilitate the transfer of the Program preferred shares and related warrant and warrant shares, including by filing a shelf registration statement with the SEC covering the resale by the DOT of these securities.

A participating institution is required to comply with certain executive compensation and corporate governance requirements so long as the Program preferred shares are outstanding.  These requirements generally will:

•
limit the amount of severance paid to its CEO, CFO and three other most-highly compensated executive officers (the “covered officers”) to no more than three times the officer’s average W-2 compensation over the five years prior to separation;

•
require its compensation committees to periodically evaluate the institution’s compensation program with the assistance of its chief risk officer to ensure that no incentive compensation plan could lead the covered officers to take unnecessary and excessive risks that could threaten the value of the company;

•	require any bonus plan to provide that any covered officer must surrender any bonus or incentive compensation paid on account of inaccurate financial statements or metric; and

•	prohibit any participating institution from taking a deduction for federal tax purposes for compensation paid to any of the covered officers in excess of $500,000 in any year.

We do not believe that these requirements would materially affect our existing executive compensation and corporate governance practices.

The foregoing summarizes the material provisions of the Program as it would apply to us and was prepared based solely on a summary of the Program published by the DOT.  The terms of the Program are subject to change by the DOT and expressly subject to the detailed terms of the Program agreements prepared by the DOT to evidence the purchase and sale of Program preferred shares.

Our ability to participate in the Capital Purchase Program required us to submit an application to the FRB and the FDIC by the close of business on November 14, 2008.   We submitted our application to participate in the Program on November 12, 2008.  We applied for $65 million.  We cannot assure you that we will be approved to participate in the Program.  Moreover, if we are approved to participate in the Program, we are unable at this time to determine the amount of capital that will be made available to us under the Program.  Regardless of whether we ultimately participate in the Program, we nevertheless believe it advisable and in our best interests to have authorized shares of preferred stock available should other opportunities arise in the future that are in our best interests to pursue.

Impact on Common Shareholders

Except for the possible issuance of Program preferred shares in connection with the Capital Purchase Program discussed above, we do not have any plans or arrangements to issue other shares of preferred stock.  Accordingly, we are not able at this time to determine if we will ever issue any additional shares of preferred stock, the terms of any such shares of preferred stock or how they will impact the rights of our common shareholders.  However, we may in the future issue shares of preferred stock on terms that may adversely affect the rights of the holders of our common shares by, among other things:

•	restricting our ability to pay dividends on our common shares,

•	diluting the voting power of our common shareholders to the extent these new preferred shares have voting rights,

•	diluting the economic interests of our common shareholders to the extent that these new preferred shares are convertible into common shares or have preferential economic entitlements, or

•	limiting the amount of assets available to our common shareholders upon liquidation.

As indicated above, the Program preferred shares will adversely affect the rights of our common shareholders in certain ways, including by:

•	requiring us to apply a portion of our cash resources to fund the payment of dividends on the Program preferred shares,

•	restricting our ability to increase the amount of dividends we pay on our common shares prior to the third anniversary of our investment in the Capital Purchase Program,

•	prohibiting us from paying any dividends on our common shares if we are not current in the payment of dividends on the Program preferred shares,

•	limiting our ability to redeem any common shares, subject to certain exceptions,

•
permitting the holders of the Program preferred shares to elect two directors, if we do not pay dividends for six dividend periods, and to vote as a class on certain amendments to our articles of incorporation adversely affecting the Program preferred shares and certain mergers, exchanges or similar transactions adversely affecting the rights of the Program preferred shares,

•
requiring us to reserve additional common shares for issuance upon the exercise of the 10-year warrant to purchase common shares that we would be required to issue in connection with our participation in the Capital Purchase Program, and to register these shares for immediate resale under the Securities Act of 1933, and,

•	providing the holders of the Preferred program shares with preferential liquidation rights.

Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial data set forth below has been derived by the application of pro forma adjustments to our historical financial statements for the year ended December 31, 2007 and the nine months ended September 30, 2008.  The unaudited pro forma consolidated financial data gives effect to the events discussed below as if they had occurred on January 1, 2007 in the case of the income statement and September 30, 2008 in the case of the balance sheet data.

•	The issuance of $22 million (minimum estimated proceeds) or $65 million (maximum estimated proceeds) of preferred stock to the DOT under the Capital Purchase Program.

•
The issuance of warrants to purchase 206,000 shares of First Bancorp common stock (minimum estimated warrants to be issued) or warrants to purchase 609,000 shares of First Bancorp common stock (maximum estimated warrants to be issued) assuming a purchase price of $16.00 per share (trailing 20-day First Bancorp average share price as of November 17, 2008).

•	The investment of the proceeds of the Capital Purchase Program into federal funds sold with an assumed interest rate of 1.00%.

We present two sets of unaudited pro forma consolidated balance sheet data, including selected line items from our balance sheet and selected capital ratios, as of September 30, 2008.  We also present two sets of unaudited pro forma condensed consolidated income statements for the year ended December 31, 2007 and the nine months ended September 30, 2008.  In each presentation we assume, in one case, that we received the minimum estimated proceeds from the sale of preferred stock and issue the minimum number of warrants under the Capital Purchase Program and, in the other, that we received the maximum estimated proceeds from the sale of preferred stock and issue the maximum number of warrants under the Capital Purchase Program.  The pro forma financial data my change materially in both cases based on the actual proceeds received under the Capital Purchase Program if our application is approved by the DOT, the timing and utilization of the proceeds as well as certain other factors including the strike price of the warrants, any subsequent changes in First Bancorp’s common stock price, and the discount rate used to determine the fair value of the preferred stock.

The information should be read in conjunction with our audited consolidated financial statements and the related notes as filed as part of our annual report on Form 10-K for the year ended December 31, 2007, and our unaudited consolidated financial statements and the related notes filed as part of our quarterly report on Form 10-Q for the quarter ended September 30, 2008, both of which are incorporated by reference into this Proxy Statement.

The following unaudited pro forma consolidated financial data is not necessarily indicative of our financial position or results of operations that actually would have been attained had proceeds from the Capital Purchase Program been received, or the issuance of the warrants pursuant to the Capital Purchase Program been made, at the dates indicated, and is not necessarily indicative of our financial position or results of operations that will be achieved in the future.  In addition, as noted above, our application to participate in the Capital Purchase Program has not been approved by the DOT.  Accordingly we can provide no assurance that the minimum or maximum estimated proceeds included in the following unaudited pro forma financial data will ever be received.

We have included the following unaudited pro forma consolidated financial data solely for the purpose of providing shareholders with information that may be useful for purposes of considering and evaluating the proposal to amend our articles of incorporation.  Our future results are subject to prevailing economic and industry specific conditions and financial, business and other known and unknown risks and uncertainties, certain of which are beyond our control.  These factors include, without limitation, those described in this Proxy Statement and those described under Item 1A of our annual report on Form 10-K for the year ended December 31, 2007 and in our other reports filed with the SEC, which are specifically incorporated by reference in the Proxy Statement.

First Bancorp

Pro Forma Consolidated Balance Sheet Data and Capital Ratios
(In thousands)
(Unaudited)

	September 30, 2008
	Historical	As Adjusted Minimum (1)	As Adjusted Maximum (2)
Balance Sheet:
Total assets (3)	$2,700,666	2,722,666	2,765,666

Shareholders’ equity
Preferred stock	—	20,225	59,754
Warrants	—	1,775	5,246
Common stock	95,352	95,352	95,352
Retained earnings	130,100	130,100	130,100
Accumulated other comprehensive income (loss)	(6,098)	(6,098)	(6,098)
Total shareholders’ equity	$219,354	241,354	284,354

Capital Ratios:
Total risk-based capital to risk-weighted assets ratio	10.54%	11.53%	13.45%
Tier I capital ratio	9.29%	10.28%	12.20%
Leverage ratio	8.12%	8.92%	10.45%
Equity to assets ratio	8.12%	8.94%	10.53%
Tangible equity to tangible assets ratio	5.75%	6.59%	8.22%
_______________
(1) Pro forma impact assuming minimum estimated proceeds from the issuance of preferred stock ($22 million).
(2) Pro forma impact assuming maximum estimated proceeds from the issuance of preferred stock ($65 million).
(3) Assumes that proceeds are initially invested in federal funds sold.

First Bancorp

Unaudited Pro Forma Condensed Consolidated Statements of Income

Pro Forma Impact of Minimum Estimated Proceeds ($22 million)/Warrants (for 206,000 shares)
(In thousands, except per share data)

	Historical 12 Months Ended 12/31/07	Adjustments		Pro Forma 12 Months Ended 12/31/07

Net interest income	$79,284	220	(1)	79,504
Provision for loan losses	5,217			5,217
Net interest income after provision for loan losses	74,067	220		74,287
Noninterest income	18,473			18,473
Noninterest expense	57,580			57,580
Income before income taxes	34,960	220		35,180
Income taxes	13,150	86	(2)	13,236
Net income	21,810	134		21,944
Less: Preferred dividends	—	1,409	(3)	1,409
Net income available to common shareholders	$21,810	(1,275)		20,535

Basic earnings per share available to common stockholders	$1.52	(0.09)		1.43
Diluted earnings per share available to common stockholders	$1.51	(0.09)		1.42

Weighted average shares outstanding
Basic	14,378			14,378
Diluted	14,469	42	(4)	14,511
__________

(1)
Assumes that the minimum estimated Capital Purchase Program proceeds are initially invested in federal funds sold at a rate of 1.00%.  The actual impact to net interest income would be different as First Bancorp expects to utilize a portion of the proceeds to fund loan growth and, possibly, acquisitions.  However, such impact cannot be estimated at this time as the impact would vary based on the timing of when loans are funded, the actual pricing of such loans and the timing of any acquisitions.

(2)	Additional income tax expense is attributable to additional net interest income as described in Note 1.

(3)
Consists of dividends on preferred stock at a 5% annual rate amounting to $1,100, as well as $309 in accretion of the discount on preferred stock upon issuance.  The discount is determined based on the value that is allocated to the stated value on a constant effective yield method (approximately 7%) over a five year term, which is the expected life of the preferred stock upon issuance.  The estimated accretion is based on a number of assumptions which are subject to change.  These assumptions include the discount (market rate at issuance) rate on the preferred stock, and assumptions underlying the value of the warrants.  The estimated proceeds are allocated based on the relative fair value of the warrants as compared to the fair value of the preferred stock.  The fair value of the warrants is determined under a Black-Scholes model.  The model includes assumptions regarding First Bancorp’s stock price, dividend yield, stock price volatility, as well as assumptions regarding the risk-free interest rate.  The lower the value of the warrants, the less negative the impact on net income and earnings per share available to common shareholders.  The fair value of the preferred stock is determined based on assumptions regarding the discount rate

(market rate) on the preferred stock (currently estimated at 14%).  The lower the discount rate, the less negative the impact on net income and earnings per share available to common shareholders.

(4)
As described in the Section titled “Capital Purchase Program,” if approved to participate in the Capital Purchase Program, the DOT would receive warrants to purchase a number of shares of our common stock having an aggregate market price equal to 15% of the proceeds on the date of issuance with a strike price equal to the trailing twenty day trading average leading up to the date on which the DOT approved our investment in the Program.  This pro forma information assumes that the warrants would give the DOT the option to purchase 206,000 shares of First Bancorp common stock.  The pro forma adjustment shows the increase in diluted shares outstanding assuming that the warrants had been issued on January 1, 2007 at a strike price of $16.00 (based on the trailing 20 day First Bancorp average share price as of November 17, 2008) and remained outstanding for the entire period presented.  The treasury stock method was utilized to determine dilution of the warrants for the period presented.  The strike price of $16.00 was compared to First Bancorp’s quarterly average stock price for the period presented.

First Bancorp

Unaudited Pro Forma Condensed Consolidated Statements of Income

Pro Forma Impact of Maximum Estimated Proceeds ($65 million)/Warrants (for 609,000 shares)
(In thousands, except per share data)

	Historical 12 Months Ended 12/31/07	Adjustments		Pro Forma 12 Months Ended 12/31/07

Net interest income	$79,284	650	(1)	79,934
Provision for loan losses	5,217			5,217
Net interest income after provision for loan losses	74,067	650		74,717
Noninterest income	18,473			18,473
Noninterest expense	57,580			57,580
Income before income taxes	34,960	650		35,610
Income taxes	13,150	254	(2)	13,404
Net income	21,810	396		22,206
Less: Preferred dividends	—	4,163	(3)	4,163
Net income available to common shareholders	$21,810	(3,767)		18,043

Basic earnings per share available to common stockholders	$1.52	(0.27)		1.25
Diluted earnings per share available to common stockholders	$1.51	(0.27)		1.24

Weighted average shares outstanding
Basic	14,378			14,378
Diluted	14,469	125	(4)	14,594
__________

(1)
Assumes that the maximum estimated Capital Purchase Program proceeds are initially invested in federal funds sold at a rate of 1.00%.  The actual impact to net interest income would be different as First Bancorp expects to utilize a portion of the proceeds to fund loan growth and, possibly, acquisitions.  However, such impact cannot be estimated at this time as the impact would vary based on the timing of when loans are funded, the actual pricing of such loans and the timing of any acquisitions.

(2)	Additional income tax expense is attributable to additional net interest income as described in Note 1.

(3)
Consists of dividends on preferred stock at a 5% annual rate amounting to $3,250, as well as $913 in accretion of the discount on preferred stock upon issuance.  The discount is determined based on the value that is allocated to the stated value on a constant effective yield method (approximately 7%) over a five year term, which is the expected life of the preferred stock upon issuance.  The estimated accretion is based on a number of assumptions which are subject to change.  These assumptions include the discount (market rate at issuance) rate on the preferred stock, and assumptions underlying the value of the warrants.  The estimated proceeds are allocated based on the relative fair value of the warrants as compared to the fair value of the preferred stock.  The fair value of the warrants is determined under a Black-Scholes model.  The model includes assumptions regarding First Bancorp’s stock price, dividend yield, stock price volatility, as well as assumptions regarding the risk-free interest rate.  The lower the value of the warrants, the less negative the impact on net income and earnings per share available to common shareholders.  The fair value of the preferred stock is determined based on assumptions regarding the discount rate

(market rate) on the preferred stock (currently estimated at 14%).  The lower the discount rate, the less negative the impact on net income and earnings per share available to common shareholders.

(4)
As described in the Section titled “Capital Purchase Program,” if approved to participate in the Capital Purchase Program, the DOT would receive warrants to purchase a number of shares of our common stock having an aggregate market price equal to 15% of the proceeds on the date of issuance with a strike price equal to the trailing twenty day trading average leading up to the date on which the DOT approved our investment in the Program.  This pro forma information assumes that the warrants would give the DOT the option to purchase 609,000 shares of First Bancorp common stock.  The pro forma adjustment shows the increase in diluted shares outstanding assuming that the warrants had been issued on January 1, 2007 at a strike price of $16.00 (based on the trailing 20 day First Bancorp average share price as of November 17, 2008) and remained outstanding for the entire period presented.  The treasury stock method was utilized to determine dilution of the warrants for the period presented.  The strike price of $16.00 was compared to First Bancorp’s quarterly average stock price for the period presented.

First Bancorp

Unaudited Pro Forma Condensed Consolidated Statements of Income

Pro Forma Impact of Minimum Estimated Proceeds ($22 million)/Warrants (for 206,000 shares)
(In thousands, except per share data)

	Historical 9 Months Ended 9/30/08	Adjustments		Pro Forma 9 Months Ended 9/30/08

Net interest income	$64,050	165	(1)	64,215
Provision for loan losses	6,443			6,443
Net interest income after provision for loan losses	57,607	165		57,772
Noninterest income	16,146			16,146
Noninterest expense	46,585			46,585
Income before income taxes	27,168	165		27,333
Income taxes	10,164	64	(2)	10,228
Net income	17,004	101		17,105
Less: Preferred dividends	—	1,073	(3)	1,073
Net income available to common shareholders	$17,004	(972)		16,032

Basic earnings per share available to common stockholders	$1.08	(0.06)		1.02
Diluted earnings per share available to common stockholders	$1.07	(0.06)		1.01

Weighted average shares outstanding
Basic	15,789			15,789
Diluted	15,847	14	(4)	15,861
__________

(1)
Assumes that the minimum estimated Capital Purchase Program proceeds are initially invested in federal funds sold at a rate of 1.00%.  The actual impact to net interest income would be different as First Bancorp expects to utilize a portion of the proceeds to fund loan growth and, possibly, acquisitions.  However, such impact cannot be estimated at this time as the impact would vary based on the timing of when loans are funded, the actual pricing of such loans and the timing of any acquisitions.

(2)	Additional income tax expense is attributable to additional net interest income as described in Note 1.

(3)
Consists of dividends on preferred stock at a 5% annual rate amounting to $825, as well as $248 in accretion of the discount on preferred stock upon issuance.  The discount is determined based on the value that is allocated to the stated value on a constant effective yield method (approximately 7%) over a five year term, which is the expected life of the preferred stock upon issuance.  The estimated accretion is based on a number of assumptions which are subject to change.  These assumptions include the discount (market rate at issuance) rate on the preferred stock, and assumptions underlying the value of the warrants.  The estimated proceeds are allocated based on the relative fair value of the warrants as compared to the fair value of the preferred stock.  The fair value of the warrants is determined under a Black-Scholes model.  The model includes assumptions regarding First Bancorp’s stock price, dividend yield, stock price volatility, as well as assumptions regarding the risk-free interest rate.  The lower the value of the warrants, the less negative the impact on net income and earnings per share available to common shareholders.  The fair value of the preferred stock is determined based on assumptions regarding the discount rate

(market rate) on the preferred stock (currently estimated at 14%).  The lower the discount rate, the less negative the impact on net income and earnings per share available to common shareholders.

(4)
As described in the Section titled “Capital Purchase Program,” if approved to participate in the Capital Purchase Program, the DOT would receive warrants to purchase a number of shares of our common stock having an aggregate market price equal to 15% of the proceeds on the date of issuance with a strike price equal to the trailing twenty day trading average leading up to the date on which the DOT approved our investment in the Program.  This pro forma information assumes that the warrants would give the DOT the option to purchase 206,000 shares of First Bancorp common stock.  The pro forma adjustment shows the increase in diluted shares outstanding assuming that the warrants had been issued on January 1, 2007 at a strike price of $16.00 (based on the trailing 20 day First Bancorp average share price as of November 17, 2008) and remained outstanding for the entire period presented.  The treasury stock method was utilized to determine dilution of the warrants for the period presented.  The strike price of $16.00 was compared to First Bancorp’s quarterly average stock price for the period presented.

First Bancorp

Unaudited Pro Forma Condensed Consolidated Statements of Income

Pro Forma Impact of Maximum Estimated Proceeds ($65 million)/Warrants (for 609,000 shares)
(In thousands, except per share data)

	Historical 9 Months Ended 9/30/08	Adjustments		Pro Forma 9 Months Ended 9/30/08

Net interest income	$64,050	488	(1)	64,538
Provision for loan losses	6,443			6,443
Net interest income after provision for loan losses	57,607	488		58,095
Noninterest income	16,146			16,146
Noninterest expense	46,585			46,585
Income before income taxes	27,168	488		27,656
Income taxes	10,164	190	(2)	10,354
Net income	17,004	298		17,302
Less: Preferred dividends	—	3,170	(3)	3,170
Net income available to common shareholders	$17,004	(2,872)		14,132

Basic earnings per share available to common stockholders	$1.08	(0.18)		0.90
Diluted earnings per share available to common stockholders	$1.07	(0.18)		0.89

Weighted average shares outstanding
Basic	15,789			15,789
Diluted	15,847	42	(4)	15,889
__________

(1)
Assumes that the maximum estimated Capital Purchase Program proceeds are initially invested in federal funds sold at a rate of 1.00%.  The actual impact to net interest income would be different as First Bancorp expects to utilize a portion of the proceeds to fund loan growth and, possibly, acquisitions.  However, such impact cannot be estimated at this time as the impact would vary based on the timing of when loans are funded, the actual pricing of such loans and the timing of any acquisitions.

(2)	Additional income tax expense is attributable to additional net interest income as described in Note 1.

(3)
Consists of dividends on preferred stock at a 5% annual rate amounting to $2,438, as well as $732 in accretion of the discount on preferred stock upon issuance.  The discount is determined based on the value that is allocated to the stated value on a constant effective yield method (approximately 7%) over a five year term, which is the expected life of the preferred stock upon issuance.  The estimated accretion is based on a number of assumptions which are subject to change.  These assumptions include the discount (market rate at issuance) rate on the preferred stock, and assumptions underlying the value of the warrants.  The estimated proceeds are allocated based on the relative fair value of the warrants as compared to the fair value of the preferred stock.  The fair value of the warrants is determined under a Black-Scholes model.  The model includes assumptions regarding First Bancorp’s stock price, dividend yield, stock price volatility, as well as assumptions regarding the risk-free interest rate.  The lower the value of the warrants, the less negative the impact on net income and earnings per share available to common shareholders.  The fair value of the preferred stock is determined based on assumptions regarding the discount rate

(market rate) on the preferred stock (currently estimated at 14%).  The lower the discount rate, the less negative the impact on net income and earnings per share available to common shareholders.

(4)
As described in the Section titled “Capital Purchase Program,” if approved to participate in the Capital Purchase Program, the DOT would receive warrants to purchase a number of shares of our common stock having an aggregate market price equal to 15% of the proceeds on the date of issuance with a strike price equal to the trailing twenty day trading average leading up to the date on which the DOT approved our investment in the Program.  This pro forma information assumes that the warrants would give the DOT the option to purchase 609,000 shares of First Bancorp common stock.  The pro forma adjustment shows the increase in diluted shares outstanding assuming that the warrants had been issued on January 1, 2007 at a strike price of $16.00 (based on the trailing 20 day First Bancorp average share price as of November 17, 2008) and remained outstanding for the entire period presented.  The treasury stock method was utilized to determine dilution of the warrants for the period presented.  The strike price of $16.00 was compared to First Bancorp’s quarterly average stock price for the period presented.

STOCK OWNERSHIP OF MANAGEMENT AND OTHER BENEFICIAL OWNERS

The following table sets forth information as of November 7, 2008 regarding the ownership of our outstanding shares of common stock by each of our directors and executive officers, as well as by our directors and executive officers as a group.  As of November 7, 2008, no person or “group” of persons acting together was known to us to beneficially own more than 5% of our outstanding common stock.

		Common Stock Beneficially Owned (1)
Name	Position with Company	Number of Shares Owned (excluding options)		Number of Shares That May Be Acquired within 60 Days by Exercising Options	Total Number of Shares Beneficially Owned	Percent of Class
Directors
Jerry L. Ocheltree	President, CEO/Director	13,649	(2)	3,000	16,649	*
Jack D. Briggs	Director	111,793	(3)	16,750	128,543	*
R. Walton Brown	Executive Vice President/Director	27,822	(4)	15,000	42,822	*
David L. Burns	Director	79,583	(5)	15,750	95,333	*
John F. Burns	Executive Vice President/Director	75,863	(6)	3,167	79,030	*
Mary Clara Capel	Director	2,969		9,000	11,969	*
James C. Crawford, III	Director	57,629	(7)	2,250	59,879	*
James G. Hudson, Jr.	Director	77,341	(8)	2,250	79,591	*
George R. Perkins, Jr.	Director	484,876		24,750	509,626	3.08%
Thomas F. Phillips	Director	71,403	(9)	18,000	89,403	*
Frederick L. Taylor II	Director	13,692		9,000	22,692	*
Virginia C. Thomasson	Director	13,065		18,000	31,065	*
Goldie H. Wallace	Director	151,297		22,500	173,797	1.05%
A. Jordan Washburn	Director	40,190		15,750	55,940	*
Dennis A. Wicker	Director	5,948		18,000	23,948	*
John C. Willis	Director	462,873	(10)	22,500	485,373	2.93%

Non-Director Executive Officers
Anna G. Hollers	Executive Vice President, Chief Operating Officer and Secretary	101,118	(11)	9,001	110,119	*
Teresa C. Nixon	Executive Vice President & Chief Lending Officer of First Bank	37,773	(12)	22,501	60,274	*
David G. Grigg	President of Montgomery Data Services, Inc.	48,908	(13)	8,808	57,716	*
John S. Long	Executive Vice President	54,894	(14)	22,584	77,478	*
Eric P. Credle	Executive Vice President & Chief Financial Officer	11,459	(15)	18,001	29,460	*
Timothy S. Maples	Senior Vice President and Investment Officer	29,074	(16)	—	29,074	*
Lee C. McLaurin	Senior Vice President & Controller	11,165	(17)	9,000	20,165	*
Directors and Executive Officers as a Group (23 persons)		1,984,384	(18)	305,562	2,289,946	13.84%

*  Indicates beneficial ownership of less than 1%.

Notes to Table:

(1)
Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares beneficially owned by such individual.  The “Number of Shares Owned” in the table above includes executive officers’ reported shares in the 401(k) defined contribution plan, which are voted by the plan trustee and not by the shareholder for whom such shares are listed.

(2)	Includes 6,268 shares held in the Company’s 401(k) defined contribution plan.

(3)	Includes 1,493 shares held as custodian for his daughter, 473 shares held as a custodian for his granddaughters, 68,736 shares held jointly with his spouse, and 2,300 shares held by his spouse.

(4)	Includes 2,514 shares held in the Company’s 401(k) defined contribution plan.

(5)	Includes 46,833 shares held by Mr. Burns’ business interests.

(6)	Includes 5,196 shares held in the Company’s 401(k) defined contribution plan.

(7)	Includes 4,600 shares held as custodian for his children and 6,325 shares held by his spouse.

(8)	Includes 2,790 shares held by his spouse and 2,799 shares held in the Company’s 401(k) defined contribution plan.

(9)	Includes 1,965 shares held by his spouse and 186 shares that his spouse owns jointly with two of their children.

(10)	Includes 263,591 shares held by his spouse.

(11)	Includes 20,637 shares held in the Company’s 401(k) defined contribution plan and 13,075 shares held by her spouse.

(12)	Includes 16,208 shares held in the Company’s 401(k) defined contribution plan, 2,914 shares held by Ms. Nixon’s business interests, and 37 shares held in trust for a minor.

(13)	Includes 12,976 shares held in the Company’s 401(k) defined contribution plan.

(14)	Includes 182 shares held in the Company’s 401(k) defined contribution plan.

(15)	Includes 4,608 shares held in the Company’s 401(k) defined contribution plan.

(16)	Includes 3,885 shares held in the Company’s 401(k) defined contribution plan.

(17)	Includes 5,615 shares held in the Company’s 401(k) defined contribution plan.

(18)
The number of shares held by directors and executive officers includes 187,062 shares of the Company’s stock that have been pledged as collateral by these persons for loans received from the Company and other financial institutions, as follows:  Mr. Brown – 25,158 shares; Mr. Hudson – 7,939 shares; Mr. Phillips – 32,976 shares; Ms. Wallace – 97,516 shares; Ms. Hollers – 5,331 shares; Ms. Nixon – 11,292 shares; and Mr. Credle – 6,850 shares.

_______________________

SHAREHOLDERS PROPOSALS FOR 2009 MEETING

Shareholders may submit proposals appropriate for shareholder action at our 2009 annual meeting consistent with the regulations of the Securities and Exchange Commission.  For proposals to be considered for inclusion in the proxy statement for the 2009 annual meeting, they must be received by the Company no later than December 4, 2008.  Such proposals should be directed to First Bancorp, Attn. Anna G. Hollers, 341 North Main Street, Troy, North Carolina 27371-0508.

Our bylaws establish an advance notice procedure for shareholder proposals to be brought before a meeting of shareholders of the Company.  Subject to any other applicable requirements, only such business may be conducted at a meeting of the shareholders as has been brought before the meeting by, or at the direction of, the Board of Directors or by a shareholder who has given to the Secretary of the Company timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting.  The presiding officer at such meeting has the authority to make such determinations.  To be timely, notice of other business to be brought before any meeting must generally be received by the Secretary of the Company not less than 60 nor more than 90 days in advance of the first anniversary of the preceding year’s annual meeting.  However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days, notice must be given not earlier than the 90th day prior to such annual meeting and not later than the later of 60 days prior to such annual meeting or the 10th day following the day on which public announcement of the meeting is first made.  The notice of any shareholder proposal must set forth the various information required under the bylaws.  The person submitting the notice must provide, among other things, the name and address under which such shareholder appears on the Company's books and the class and number of shares of the Company’s capital stock that are beneficially owned by such shareholder.  Any shareholder desiring a copy of the Company’s bylaws will be furnished one without charge upon written request to the Secretary of the Company at our address noted above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC.  The information incorporated by reference is deemed to be part of this Proxy Statement.

This Proxy Statement incorporates by reference the following items of our annual report on Form 10-K for the year ended December 31, 2007 (Form 10-K) and our quarterly report on Form 10-Q for the quarter ended September 30, 2008 (Form 10-Q):

•	Management’s discussion and analysis of financial condition and results of operations appearing in Part II, Item 7 of our Form 10-K and Part I, Item 2 of our Form 10-Q;

•	Quantitative and qualitative disclosures about market risk appearing in Part II, Item 7A of our Form 10-K and Part I, Item 3 of our Form 10-Q;

•	Our financial statements and supplementary data appearing in Part II, Item 8 of our Form 10-K and Part 1, Item 1 of our Form 10-Q; and

•	Changes in and disagreements with accountants on accounting and financial disclosures appearing in Part II, Item 9 of our Form 10-K.

ACCOUNTANTS’ ATTENDANCE AT SPECIAL MEETING

Representatives of Elliot Davis, PLLC, our independent auditors, are not expected to be present at the special meeting.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains or incorporates by reference statements that could be deemed forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, which statements are inherently subject to risks and uncertainties.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” or other statements concerning opinions or judgment of the Company and its management about future events.  Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of our customers, our level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions.

DELIVERY OF PROXY STATEMENTS AND
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted by the Securities Exchange Act of 1934, as amended, only one copy of the proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of the proxy statement.  Additionally, some shareholders have consented to be excluded from the mailing of the proxy statement, and instead only be notified of the internet web address where they can access the proxy statement electronically.  The internet address where this proxy statement can be accessed is www.cfpproxy.com/3958sm.

We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed or to shareholders who originally consented to only receive notice of internet availability.  Requests for additional copies and/or requests for multiple copies of the proxy statement in the future should be directed to First Bancorp, Attn. Anna G. Hollers, 341 North Main Street, Troy, North Carolina 27371-0508, or by calling 1-800-548-9377 and asking to speak to Anna Hollers.

Shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact us as noted above to request that only a single copy of the proxy statement be mailed in the future.  Shareholders who prefer not to receive copies of the proxy statement, and instead be notified of the internet address where this proxy statement can be accessed, can make that request by visiting www.cfpproxy.com/3958sm and following the instructions.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not know of any other business to be presented for consideration or action at the special meeting.  If other matters properly come before the special meeting, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

By Order of the Board of Directors,

Anna G.  Hollers
Secretary
____________________________
November 21, 2008

Directions to the
James H. Garner Conference Center
Location of the 2008
First Bancorp Special Shareholders’ Meeting
Friday, December 19, 2008 – 10:00 A.M.

First Bancorp
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jerry L. Ocheltree and Anna G.  Hollers, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of First Bancorp held of record by the undersigned on November 7, 2008, at the special meeting of shareholders to be held on December 19, 2008, or any adjournment or adjournments thereof.

1.	PROPOSAL to amend the articles of incorporation of First Bancorp to authorize a new class of 5,000,000 shares of preferred stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.

3.	Do you plan to attend the December 19, 2008 special meeting?	☐ YES	☐ NO

This proxy when properly executed will be voted as directed herein.   If no direction is made, this proxy will be voted “FOR” Proposal 1.   The Board of Directors recommends a vote “FOR” Proposal 1.

Dated	,	2008

Signature

Signature (if jointly held)

(Please sign exactly as the name appears on this proxy.  If signing as attorney, administrator, executor, guardian, or trustee, please give title as such.   If a corporation, please sign in full corporate name by the President or other authorized officers.   If a partnership, please sign in partnership name by authorized person.)

Please mark, sign, date and return promptly in the envelope provided.   If you attend the meeting, you may withdraw your proxy and vote in person.  If you wish to vote by telephone or internet, please read the instructions below.

INSTRUCTIONS FOR VOTING YOUR PROXY

Shareholders of record have three alternative ways of voting their proxies:

1.  By Mail (traditional method); or
2.  By Telephone (using a Touch-Tone Phone); or
3.  By Internet

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.   Please note all votes cast via the telephone or Internet must be cast prior to 3:00 a.m., Eastern Daylight Time, on December 19, 2008.

Vote by Telephone	Vote by Internet
It’s fast, convenient and immediate!	It’s fast, convenient, and your vote is immediately confirmed and posted.
Call Toll-Free on a Touch-Tone Phone: 1-866-287-9707	immediately confirmed and posted.

Follow these four easy steps:	Follow these four easy steps:
1. Read the accompanying Proxy Statement and Proxy Card.	1. Read the accompanying Proxy Statement and Proxy Card
2. Call the toll-free number: 1-866-287-9707	2. Go to the website: https://www.proxyvotenow.com/fbnc
3. Enter the 9 digit Control Number located on your Proxy Card below.	3. Enter your 9 digit Control Number located on your Proxy Card below.
4. Follow the recorded instructions	4. Follow the instructions on the website.

Your vote is important! Call 1-866-287-9707 anytime	Your vote is important! Go to https://www.proxyvotenow.com/fbnc

It is not necessary to return your proxy card if you are voting by telephone or internet.
Please note that the last vote received, whether by telephone, internet, or by mail, will be the vote counted.

For Telephone/Internet Voting:
Control Number

Control Number Provided Here